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                                   XFONE, INC.

                              A Nevada Corporation
                     Secretary of State File No. 23688-2000
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                                   B Y L A W S
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                               ARTICLE 1 - OFFICES
1.1  Registered Or Statutory Office, And Resident Agent. The Resident Agent for
     the corporation shall be THE BUSINESS ADVANTAGE, INC. The registered or statutory office of the corporation in the State of Nevada is located in
     Las Vegas, Nevada. The Directors may change the registered or statutory office of the corporation and the resident agent of the corporation from time to time as they, in their sole discretion, may deem proper.
1.2  Other Places Of Business. Branch or subordinate offices or places of business may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business.

                            ARTICLE 2 - SHAREHOLDERS
2.1  Annual Meeting. The annual meeting of shareholders shall be held upon not less than ten, nor more than fifty, days written notice of the time, place and purposes of the meeting. The meeting shall be held no less than fifteen
     (15) days before or more than  fifteen (15) after the anniversary  date of incorporation of each year, at the principal office of the corporation or at such other time  and  place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting, including the election of any officers as required by law. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.
2.2  Special Meetings.  A special meeting of shareholders may be called for any purpose by the President or the Board of Directors, or as permitted by law.
     A special  meeting  shall be held  upon not less  than  ten,  nor more than fifty, days written notice of the time, place and purposes of the meeting.
2.3  Action Without Meeting.  The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action.
     Such written consent or consents shall be filed in the minute book.
2.4  Quorum.  The  presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority (more than 50%) of all shares issued and outstanding shall constitute a quorum.
2.5  Record Date. The record date for all meetings of shareholders shall be as fixed by the Board of Directors or as provided by Statute.

                         ARTICLE 3 - BOARD OF DIRECTORS
3.1  Number and Term of Office.  The Board of Directors shall consist of one or more in number. Each director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until that director's  successor shall have been elected and qualified.
3.2  Regular Meetings.  A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purposes of electing officers and conducting such  other business as may come before the meeting.  The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.
3.3  Special Meetings. A special meeting of the Board may be called at any time by the President or by the Directors for any purpose. Such meeting shall be held upon not less than five (5) days notice if given orally (either by telephone or in person), or by telegraph, or upon not less than ten (10)
     days notice if given by depositing the notice in the United States Mail, postage prepaid.  Such notice shall specify the time, place and purposes of the meeting.
3.4  Action Without Meeting.  The Board may act without a meeting if, prior to such  ction, each member of the Board shall consent in writing thereto.
     Such consent or consents shall be filed in the minute book.
3.5  Quorum.  A majority of the entire Board shall constitute a quorum for the transaction of business.
3.6  Vacancies in Board of Directors.  Vacancies in the Board, whether caused by removal, death, mental or physical incapacitation or any other reason, including vacancies caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board, or by a sole remaining director.

                          ARTICLE 4 - WAIVERS OF NOTICE
     Any Notice required by these Bylaws, the Articles of Incorporation or the law of the State of Nevada may be waived in writing by any person entitled to notice.  The waiver or waivers may be executed either before, at or after the event with respect to which notice is waived. Each Director or shareholder attending a meeting without protesting the lack of proper notice, prior to the conclusion of the meeting, shall be deemed conclusively to have waived such notice.

                              ARTICLE 5 - OFFICERS
5.1  Election.  At its regular meeting following the annual meeting of shareholders, the Board shall elect a President, a Treasurer, a Secretary and such other officers as shall be elected by the shareholders.  It may elect such other officers, including one or more Vice Presidents, as it shall deem necessary. One person may hold three or more offices, and one person may hold the offices of President, Secretary and Treasurer at the same time.
5.2  Duties and Authority of President. The President shall be chief executive officer of the Corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the corporation. Unless otherwise directed by the
     Board, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the corporation, contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the
     Board.  He shall have the general powers and duties of management usually vested in the office of President of a corporation.
5.3  Duties and Authority of  Vice-President.  The Vice President shall perform such duties and have such authority as from time to time may be delegated to him by the President or by the Board. In the event of the absence, death, inability or refusal to act by the President, the Vice President shall perform the duties and be vested with the authority of the President.
5.4  Duties and Authority of Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the President or the Board.
5.5  Duties and Authority of Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these Bylaws and shall keep, or cause to be kept, the minutes of all meetings of the shareholders and the
     Board. The Secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the President or the Board.
5.6  Removal of Officers.  The Board may remove any officer or agent of the corporation if such action, in the judgment of the Board, is in the best interest of the corporation. Appointment or election to a corporate office shall not, of itself, establish or create contract rights.
5.7  Vacancies in Offices. The Board, in its absolute discretion, may fill all vacancies in offices, regardless of the cause of such  vacancies, for the remainder of the terms of the offices.

                 ARTICLE 6 - AMENDMENTS TO AND EFFECT OF BYLAWS
                         FISCAL YEAR; ISSUANCE OF STOCK
6.1  Force and Effect of Bylaws. These Bylaws are subject to the provisions of the law of the State of Nevada and the Corporation's Articles of
     Incorporation, as it may be amended from time to time. If any provision in these Bylaws is inconsistent with a provision in the laws of the State of
     Nevada or the Articles of Incorporation, the laws of the State of Nevada shall govern.
6.2  Incorporator. Wherever in these Bylaws references are made to more than one
     Incorporator, director or shareholder, they shall, if this is a sole
     Incorporator, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.
6.3  Amendments to Bylaws.  These Bylaws may be altered, amended or repealed by the shareholders or the Board. Any Bylaw adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such Bylaw expressly reserves to the shareholders the right to amend or repeal it.
6.4  Fiscal Year. The fiscal year of the corporation shall begin on the first day of January of each year.

DATED October _____, 2000

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                                              Secretary

                            Certificate of Secretary

THIS IS TO CERTIFY that I am the duly elected and qualified Secretary of XFONE,
INC. for the meeting held on this date. The foregoing Bylaws, constituting a true original copy were duly adopted as the Bylaws of said corporation on this date by the Directors of said corporation. Said Bylaws have not been modified or rescinded and at the date of this Certificate are in full force and effect.

In Witness Whereof, I have hereunto set my hand on this day October _____, 2000

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                                             Secretary